Exhibit 99.1

Brookfield Infrastructure Corporation

250 Vesey Street, 15th Floor

New York, New York 10281-1023

September 25, 2019

VIA EDGAR

Division of Corporation Finance

U.S. Securities and Exchange Commission

100 F Street NE

Washington, DC 20549-3561

Re:	Brookfield Infrastructure Corporation

Registration Statement on Form F-1

Request for Waiver and Representation under Item 8.A.4 of Form 20 F

Ladies and Gentlemen:

The undersigned, Brookfield Infrastructure Corporation, a foreign private issuer incorporated under, and governed by, the laws of British Columbia (the “Company”), is submitting this letter via EDGAR to the U.S. Securities and Exchange Commission (the “Commission”) in connection with the Company’s filing on the date hereof of its registration statement on Form F-1 (the “Registration Statement”) relating to a proposed special distribution by Brookfield Infrastructure Partners L.P. (the “partnership”), and listing in the United States, of the Company’s class A shares.

The Company has included in the Registration Statement the combined audited carve-out financial statements of certain partnership subsidiaries that operate utilities businesses in Europe and South America, prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, as at December 31, 2018 and December 31, 2017 and for each of the years in the three year period ended December 31, 2018, and the condensed unaudited combined carve-out financial statements of certain partnership subsidiaries that operate utilities businesses in Europe and South America as at June 30, 2019 and December 31, 2018 and for the three and six month periods ended June 30, 2019 and June 30, 2018. Prior to completion of the special distribution, the Company will acquire the aforementioned subsidiaries from certain subsidiaries of the partnership.

The Company respectfully requests that the Commission waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering (the “12-Month Requirement”). See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-Month Requirement in cases where “the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.” See also the 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) by the staff of the Division of Corporation Finance of the Commission (the “Staff”) at Section III.B.c, in which the Staff notes that:

[T]he instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.

In connection with this waiver request, the Company represents to the Commission that:

1.	The Company is not currently a public reporting company in any jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to comply with the 12-Month Requirement.

3.	Compliance with Item 8.A.4 of Form 20-F is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited financial statements for the fiscal year ended December 31, 2019 will be available until the end of March 2020.

5.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Very truly yours,

BROOKFIELD INFRASTRUCTURE CORPORATION

By:	/s/ Michael Ryan
Name: Michael Ryan Title: Director